Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2020

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-194450, 333-185489) and Forms S-8 (333-222536, 333-201012, 333-190787, 333-159048, 333-151601, 333-119000) of our report dated December 22, 2020, relating to the consolidated financial statements of Sonic Foundry, Inc. and Subsidiaries for the year ended September 30, 2020 appearing in this Annual Report on Form 10-K.

/s/ Wipfli, LLP

Minneapolis, Minnesota

December 22, 2020